                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Key Components, Inc.

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Key Components, LLC and Key Components Finance Corp. of our report dated February 9, 1996 (except for Note 8 and Note 4, which is as of February 21, 1997) relating to the financial statements of B.W. Elliott Manufacturing Co., Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Fulgieri & Randall, LLP

Binghamton, New York
July 6, 1998